Description: Articles of Holt Hauling and Warehousing System, Inc.



Articles                     COMMONWEALTH OF PENNSYLVANIA
    of                            DEPARTMENT OF STATE
Incorporation                     CORPORATION BUREAU

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     In compliance with the requirements of the Business Corporation Law, approved the 5th day of May, A.D. 1933, P. L. 364, as amended, the undersigned, all of whom are of full age and at least two-thirds of whom are citizens of the United States or its territories or possessions, desiring that they may be incorporated as a business corporation, do hereby certify:

     1. The name of the corporation is:

        Holt Hauling and Warehousing System, Inc.

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     2. The location and post office address of its initial registered office in this Commonwealth is:

c/o CT Corporation System, 1635 Market Street, Philadelphia, Pennsylvania 19103
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         Number            Street                    City
                                                              Philadelpia County
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                                                                     County

     3. The purpose or purposes of the corporation are:*

        To engage in the business of hauling and storing general commodities of all kinds and character for the public as a public warehousing and transportation system; to purchase, lease and otherwise acquire real property, including land and buildings; to construct, purchase, lease and acquire buildings for the storage of general commodities belonging to others; to sell, lease, mortgage and encumber the same; to buy, sell, acquire and lease, where permitted by law, Certificates of Convenience of the several states of the United States and of the Interstate Commerce Commission, a branch of the U.S. Government; and to operate motor vehicles as a common carrier pursuant to said Certificates of Convenience; and to conduct a general public warehouse business with all rights, duties and powers pertinent thereto, all of the above in accordance with the rules and regulations of the Public Utility Commission as may be pertinent thereto.

     4. The term of its existence is: perpetual.

     5. The aggregate number of shares which the corporation shall have authority to issue is:**

             1500 shares of Common Capital Stock, having a par value
                     of One Hundred ($100.00) Dollars each.


  *     Do not recite Powers set forth in Section 302 of the Act.
 ** There should be set forth the number and par value of all shares having par value, the number of shares without par value, and the stated capital applicable thereto. If the shares are to be divided into classes, a description of each class and a statement of the preferences, qualifications, limitations, restrictions, and the special or relative rights granted to, or imposed upon, the shares of each class.

FILING FEE - $40.00

NOTE - Excise Tax at the rate of 1/5 of 1% ($2.00 per $1000.00) will be due and payable at the time of filing of the Articles, computed by multiplying the number of authorized shares having par value by their par value or if shares of no par stock are authorized, then on the stated capital applicable thereto as well.

     6. The names and addresses of each of the first directors, who shall serve until the first annual meeting, are:


           NAME                                 ADDRESS
                                 (Including street and number, if any)

     Leo Holt, Sr.               6810 Roosevelt Boulevard, Philadelphia, Pa.

     Leo Holt, Jr.               404 Jamaica Drive, Cherry Hill, New Jersey

     Thomas J. Holt              2025 Murray Street, Philadelphia, Pa.

     7. The names and addresses of each of the incorporators and the number and class of shares subscribed by each are:


    NAME                                ADDRESS                         NUMBER AND CLASS OF SHARES
                            (Including street and number, if any)
Leo Holt, Sr.              6810 Roosevelt Blvd., Phila., Pa.                  330 shs. Common Cap.
Leo Holt, Jr.              404 Jamaica Drive, Cherry Hill, N.J.               330 shs. Common Cap.
Thomas J. Holt             2025 Murray Street, Phila., Pa.                    330 shs. Common Cap


     IN TESTIMONY WHEREOF, the incorporators have signed and sealed these Articles of Incorporation this 15th day of February, 1964.

                             (SEAL)           /s/ Leo Holt, Sr.           (SEAL)
-----------------------------                 ----------------------------
                                              LEO HOLT, SR.



                             (SEAL)           /s/ Leo Holt, Jr.           (SEAL)
-----------------------------                 ----------------------------
                                              LEO HOLT, JR.



                             (SEAL)           /s/ Thomas J. Holt          (SEAL)
-----------------------------                 ----------------------------
                                              THOMAS J. HOLT



Approved and filed in the Department of State on the 25th day of March, A.D. 1964.




                                              /s/ George I. Bloom
                                              ---------------------------------
                                              Secretary of the Commonwealth